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                                                                                                                              (a)(6)
                                       GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                                    NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER  IDENTIFICATION NUMBER TO GIVE THE PAYER. - Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000.
The table below will help determine the number to give the payer.

____________________________________________________________________________________________________________________________________
FOR THIS TYPE OF ACCOUNT                                         GIVE THE SOCIAL SECURITY NUMBER OF--
____________________________________________________________________________________________________________________________________


1.    An individual's account                                    The individual

2.    Two or more individuals                                    The actual owner of the account or, if combined
      (joint account)                                            funds, any one of the individuals (1)

3.    Husband and wife (joint account)                           The actual owner of the account or, if joint funds,
                                                                 either person (1)

4.    Custodian account of a minor                               The minor (2)
      (Uniform Gift to Minors Act)

5.    Adult and minor (joint account)                            The adult or, if the minor is the only contributors,
                                                                 the minor (1)

6.    Account in the name of guardian of committee for           The ward, minor, or incompetent person (3)
      a designated ward, minor or incompetent person

7.    a. The usual  revocable  savings  trust  account           The  grantor  trustee(1)
      (grantor is also trustee)
      b. So-called  trust account that is not a legal            The actual owner (1)
      or valid trust under state law

____________________________________________________________________________________________________________________________________
FOR THIS TYPE OF ACCOUNT                                         GIVE THE SOCIAL SECURITY NUMBER OF--
____________________________________________________________________________________________________________________________________

8.    Sole proprietorship account                                The owner (4)

9.    A valid trust, estate, or pension trust                    The legal entity (Do not furnish the identification
                                                                 number of the personal representative or trustee
                                                                 unless the legal entity itself is not designated in the
                                                                 Account title.) (5)

10.   Corporate Account                                          The corporation

11.   Religious, charitable, or educational account              The organization

12.   Partnership account                                        The partnership

13.   Association, club or other tax-exempt organization         The organization

14.   A broker or registered  nominee                            The broker or nominee

15.   Account with the Department of Agriculture in the          The public entity
      name of a public entity (such as a State or local
      government, School District or prison) that
      receives agricultural program payments
____________________________________________________________________________________________________________________________________

(1)   List first and circle the name of the person whose number you furnish.

(2    Circle the minor's name and furnish the minor's social security number.

(3)   Circle  the ward's,  minor's or  incompetent  person's  name and furnish such person's social security number.

(4)   Show the name of the owner.

(5)   List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9



                                     Page 2





OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local offices of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments including the following:

    *    A corporation
    *    A financial institution
    * An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
    *    The United States or any agency or instrumentality thereof.
    * A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
    * A registered dealer in the securities or commodities registered in the United States or a possession of the United States.
    *    A real estate investment trust.
    * A common trust fund operated by a bank under section 584(a) of the Code.
    *    An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1) of the Code.
    * An entity registered at all times under the Investment Company Act of 1940.
    *    A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup witholding include the following:

    * Payments to nonresident aliens subject to withholding under section 1441 of the Code.
    * Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
    * Payments of patronage dividends where the amount received is not paid in money.
    *    Payments made by certain foreign organizations.
    *    Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

    * Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
    * Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
    * Payments described in section 6049(b)(5) of the Code to non-resident aliens.
    *    Payments on tax-free covenant bond under section 1451 of the Code.
    *    Payments made by certain foreign organizations.
    *    Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9



                                     Page 3



Payments that are not subject to information reporting are also not subject to backup withholding. For details, see section 6041, 6041A(a), 6042, 6044, 6045, 6049, 605A, and 6050N of the Code and their regulations.

PRIVACY ACT NOTICE - Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments of IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties must also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Falsifying certification or affirmations may subject you to criminal penalties including fines and/or imprisonment.


FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.